Exhibit 99.1

PRESS RELEASE

Safeguard Scientifics APPOINTS NEW independent DIRECTOR

Radnor, PA, March 26, 2019 — Safeguard Scientifics, Inc. (NYSE:SFE) (Safeguard or the Company) today announced that it has appointed a new independent director, Joseph M. Manko, Jr., to the Safeguard Board of Directors effective immediately and will support his re-election at the 2019 Annual Meeting of Shareholders as part of a six-person slate of nominees recommended by the Safeguard Board.

Mr. Manko is the Senior Principal of The Horton Fund, and a joint owner, along with Darren C. Wallis of Maplewood Capital LLC, of Sierra Capital Investments, L.P. and its affiliates (collectively, "Sierra"), which currently own approximately 5.8% of the Company's outstanding common stock.

Dr. Robert J. Rosenthal, Chairman of the Safeguard Board, said, “We are pleased to add Mr. Manko to our Board of Directors, and we look forward to his contributions. I am confident Joe will complement the strengths of the current members of our Board and help us oversee the execution of the Company’s strategy to pursue monetization opportunities and to maximize returns to shareholders.”

Messrs. Wallis and Manko, Managing Members of Sierra, said, “We are pleased to have worked constructively with Safeguard to add Joe as a direct shareholder representative on the Board. We look forward to working with the Board and management team to achieve our common goal of enhancing shareholder value.”

In January 2018, Safeguard began to implement a new business strategy designed to maximize shareholder value. Under the new strategy, Safeguard ceased deploying capital into new partner companies and is focused on managing and financially supporting its existing partner companies, with the goal of pursuing monetization opportunities and maximizing the returns to shareholders. Since the implementation of this strategy, Safeguard has generated significant cash proceeds from monetizations of partner companies and reduced its ongoing cost structure. Safeguard recently appointed Evercore to advise it in the implementation of its new strategy of monetizations and return of capital to shareholders.

About Joseph M. Manko, Jr.

Joseph M. Manko, Jr. is the Senior Principal of The Horton Fund, an investment management firm. Previously, Mr. Manko served as the Chief Executive Officer of Switzerland-based BZ Fund Management Limited, where he was responsible for corporate finance, private equity investments, three public equity funds and the firm’s Special Situations and Event-Driven strategies (2005 -2010). Mr. Manko was a Managing Director and Head of Equity Capital Markets with Deutsche Bank in London (1997 – 2004) and a Vice President at Merrill Lynch in Hong Kong (1995 – 1997). He began his career as a Corporate Finance Attorney at Skadden, Arps, in Los Angeles (1991 – 1995). Mr. Manko currently serves on the Board of Directors of RMS Medical Products Inc., a leading developer and manufacturer of medical devices and supplies (since May 2016), and Creative Realties, Inc, a marketing technology company (since September 2018). Mr. Manko has also served on the Board of Directors of several European biotechnology companies, including NovImmune, S.A. (2006 – 2010). Mr. Manko received his Juris Doctorate from the University of Pennsylvania Law School and his Bachelor’s degree from University of Pennsylvania.

About Safeguard Scientifics

Historically, Safeguard Scientifics (NYSE:SFE) has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. For more information, please visit www.safeguard.com.

Forward-looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Safeguard’s efforts to execute on and implement its strategy of maximizing and monetizing the overall value of its partner company holdings and returning the proceeds to shareholders as soon as possible. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict. Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our partner companies for maximum value or at all and to return capital to our shareholders, the fact that our partner companies may vary from period to period, challenges to achieving liquidity from our partner company holdings, fluctuations in the market prices of our publicly traded partner company holdings, competition, our inability to obtain maximum value for our partner company holdings, our ability to attract and retain qualified employees, market valuations in sectors in which our partner companies operate, our inability to control our partner companies, our need to manage our assets to avoid registration under the Investment Company Act of 1940, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity that may adversely affect our business, and risks associated with our partner companies, including the fact that most of our partner companies have a limited operating history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard’s partner companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to predict or control. As a result of these and other factors, the Company’s past operational and financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

Important Additional Information And Where To Find It

Safeguard, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Safeguard’s shareholders in connection with the matters to be considered at Safeguard’s 2019 Annual Meeting of Shareholders. Information regarding the names of Safeguard’s directors and executive officers and their respective interests in Safeguard through security holdings or otherwise can be found in Safeguard’s proxy statement for its 2018 Annual Meeting of Shareholders, filed with the SEC on May 16, 2018. To the extent holdings of Safeguard’s securities have changed since the amounts set forth in Safeguard’s proxy statement for its 2018 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Safeguard intends to file a proxy statement and accompanying proxy card with the SEC in connection with the solicitation of proxies from Safeguard’s shareholders in connection with the matters to be considered at Safeguard’s 2019 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, through security holdings or otherwise, will be set forth in Safeguard’s proxy statement for its 2019 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SAFEGUARD WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying proxy card, and other documents filed by Safeguard with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Relations section of Safeguard’s corporate website at www.safeguard.com, by writing to Safeguard’s Corporate Secretary at Safeguard Scientifics, Inc. 170 North Radnor-Chester Road, Suite 200, Radnor, PA 19087 or by contacting Safeguard’s Investor Relations department at 610.975.4952.

SAFEGUARD CONTACT:

John E. Shave III, IRC

Senior Vice President, Investor Relations and Corporate Communications

(610) 975-4952

jshave@safeguard.com

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